Exhibit 99.1
For Immediate Release:
RENT-A-CENTER, INC. REPORTS FOURTH QUARTER AND YEAR END 2015 RESULTS
Fourth Quarter and Full Year 2015 EPS Increased Excluding Special Items
The Company Recognizes Non-Cash Goodwill Impairment Charge
Board Declares Quarterly Dividend of $0.08
______________________________________________

Plano, Texas, February 1, 2016 - Rent-A-Center, Inc. (the "Company") (NASDAQ/NGS: RCII) today announced results for the quarter and year ended December 31, 2015.
Notable Items for the Quarter
GAAP Basis

•
Diluted loss per share was $17.20 compared to earnings of $0.48 for the fourth quarter of 2014. For the full year 2015, diluted loss per share was $16.34 compared to earnings of $1.81 in the prior year. These losses were the result of the impairment of goodwill described below

•
The Company's annual goodwill impairment testing performed in the fourth quarter resulted in the recognition of a $1,170.0 million goodwill impairment. The impairment is a non-cash charge and does not affect liquidity or debt covenants

Excluding Special Items (see non-GAAP reconciliation below)

•
Diluted earnings per share increased to $0.54 compared to $0.51 for the fourth quarter of 2014. For the full year 2015, diluted earnings per share increased to $2.03 compared to $1.96 in the prior year

•	Consolidated total revenues decreased 0.4 percent to $793.8 million and same store sales increased 1.7 percent

•	Acceptance Now same store sales increased 13.7 percent as the Company begins to lap the 90 day option pricing changes

•
Core U.S. same store sales decreased by 2.2 percent as the Company has fully lapped the introduction of the smartphone category. Core U.S. same store sales is driven by declines in the computer and tablets category and headwinds in oil affected markets, partially offset by increases in furniture, consumer electronics, and appliances

•	The Company’s operating profit as a percent of total revenues increased to 6.7 percent, a 40 basis point improvement over the prior year

•
For the full year 2015, the Company generated $230.5 million of cash from operations, capital expenditures totaled $80.9 million, and the Company ended the year with $60.4 million of cash and cash equivalents

•	The Company reduced its outstanding debt balance by $74.4 million in 2015 compared to prior year and total debt was $968.4 million as of December 31, 2015

•	The Board of Directors has declared a quarterly dividend of $0.08 per share payable on April 21, 2016, to common stockholders of record as of the close of business on April 4, 2016

"Earnings per share for the fourth quarter and the full year 2015, excluding special items, were higher year over year," stated Mr. Robert D. Davis, Chief Executive Officer of Rent-A-Center, Inc. "Same store sales and profitability trends in our Core business improved in 2015. We delivered double digit same store sales and unit growth in our Acceptance Now business, and Acceptance Now gross margins improved sequentially in Q4, demonstrating our focus on profitable growth. There continue to be additional opportunities to unlock further growth in the business and we are committed to improving operational execution and driving toward higher performance.”
“Our results are not where we want them to be, however, the Rent-A-Center team has made significant progress on a number of fronts. We are now two years into our multi-year transformation and we are making the necessary changes to improve our profitability to drive the long-term success of Rent-A-Center. Our goals continue to be delivering improved profitability in our Core rent-to-own business, maximizing the Acceptance Now revenue growth and profit opportunity, and optimizing our Mexico business,” Mr. Davis concluded.
Goodwill Write-Down
Testing of goodwill for impairment at the reporting unit level is performed annually, and this testing resulted in the recognition of a $1,170.0 million impairment of goodwill in the Core U.S. business. Substantially all of this goodwill was created as a result of the acquisition growth strategy pursued during the period between 1993 and 2006.
The Company recently obtained an amendment to its credit agreement enabling the Company to make up to $20 million per year in dividend payments when total leverage is between 2.5x and 3.75x. As of December 31, 2015, the Company's total leverage ratio was approximately 3.1x.
The Board of Directors has declared a quarterly dividend of $0.08 per share payable on April 21, 2016, to common stockholders of record as of the close of business on April 4, 2016.
Quarterly Operating Performance
Explanations of performance are excluding special items and compared to the prior year unless otherwise noted.
ACCEPTANCE NOW fourth quarter revenues of $196.9 million increased 16.0 percent driven by same store sales growth, the growth in 90 day option pricing, and an increase in the number of locations. Gross profit as a percent of total revenue increased sequentially by 180 basis points, but declined versus prior year due to lower gross profit margin on merchandise sales and a higher mix of merchandise sales primarily due to the popularity of the 90 day option pricing. Labor and other store expenses, as a percent of store revenue, were positively impacted by improved leverage in the business. Acceptance Now operating profit increased $2.0 million.
CORE U.S. fourth quarter revenues of $573.8 million decreased 4.5 percent year over year primarily due to the continued rationalization of our Core U.S. store base and lower same store sales. Gross profit as a percent of total revenue was negatively impacted by lower gross profit margin on merchandise sales. Labor, as a percent of store revenue, was positively impacted by improved labor productivity, the flexible labor initiative, and lower incentive compensation. Other store expenses, as a percent of store revenue, were negatively impacted by higher advertising expenses, partially offset by lower losses and lower gas prices.
MEXICO fourth quarter revenues decreased 23.3 percent driven by currency fluctuations and store closures, however, operating losses improved by $3.6 million.
FRANCHISING fourth quarter revenues increased 11.7 percent and operating profit increased by $0.7 million.
Same Store Sales (Unaudited)

Table 1	2015				2014
Period	Core U.S.	Acceptance Now	Mexico	Total	Core U.S.	Acceptance Now	Mexico	Total
Three months ended December 31,	(2.2)%	13.7%	4.4%	1.7%	(0.6)%	28.4%	17.0%	4.7%
Year ended December 31,	0.1%	25.8%	9.6%	5.7%	(4.0)%	25.5%	19.7%	1.2%

Note: Same store sales are reported on a constant currency basis beginning in 2015.

Non-GAAP Reconciliation
To supplement the Company's financial results presented on a GAAP basis, Rent-A-Center uses the non-GAAP measures ("special items”) indicated in Tables 2 and 3 below, which exclude charges in 2015 for goodwill impairment in the Core U.S. segment, the write-down of smartphones, the loss on the sale of Core U.S. and Canada stores, restructuring charges related to the closure of Core U.S. and Mexico stores, start-up expenses related to our sourcing and distribution initiative and discrete adjustments to tax reserves. Reported amounts for the prior period have been conformed to the current period presentation. Gains or charges related to sales of stores, store closures, and discrete adjustments to tax reserves will generally recur with the occurrence of these events in the future. The presentation of these financial measures is not in accordance with, or an alternative for, accounting principles generally accepted in the United States and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Rent-A-Center management believes that excluding special items from the GAAP financial results provides investors a clearer perspective of the Company's ongoing operating performance and a more relevant comparison to prior period results.
Reconciliation of net earnings (loss) to net earnings excluding special items (in thousands, except per share data):

Table 2	Three Months Ended December 31, 2015		Three Months Ended December 31, 2014
	Amount	Per Share	Amount	Per Share
Net earnings (loss)	$(912,981)	$(17.20)	$25,550	$0.48
Special items:
Goodwill impairment and other charges, net of taxes	936,897	17.65	1,473	0.03
Revenue adjustment, net of taxes	—	—	471	0.01
Vendor settlement charge, net of taxes	—	—	189	—
Discrete income tax charges	4,553	0.09	(672)	(0.01)
Net earnings excluding special items	$28,469	$0.54	$27,011	$0.51

Table 3	Year Ended December 31, 2015		Year Ended December 31, 2014
	Amount	Per Share	Amount	Per Share
Net earnings (loss)	$(866,628)	$(16.34)	$96,422	$1.81
Special items, net of taxes:
Goodwill impairment and other charges, net of taxes	968,035	18.26	9,641	0.18
Revenue adjustment, net of taxes	—	—	400	0.01
Vendor settlement credit, net of taxes	—	—	(4,630)	(0.08)
Finance charges from refinancing, net of taxes	—	—	2,853	0.05
Discrete income tax charges	6,020	0.11	(672)	(0.01)
Net earnings excluding special items	$107,427	$2.03	$104,014	$1.96

2016 Outlook

•	The Company expects to deliver growth in earnings per share assuming:

◦	Core U.S. revenue down 4.0% to 6.0% driven by same store sales decline of 1.0% to 3.0% and the impact of store rationalization efforts

◦	Acceptance Now revenue of $850 to $900 million

•	The Company expects to deliver improved operating profit margin, EBITDA, and free cash flow in both the Core U.S. and Acceptance Now
Guidance Policy
Rent-A-Center, Inc. provides annual guidance as it relates to diluted earnings per share and will only provide updates if there is a material change versus the original guidance. The Company believes providing diluted earnings per share guidance provides investors the appropriate insight into the Company’s ongoing operating performance. Management will not discuss intra-period sales or other key operating results not yet reported as the limited data may not accurately reflect the final results of the period or quarter referenced. Guidance does not include the potential impact of any repurchases of common stock the Company may make, or the potential impact of acquisitions or dispositions that may be completed or occur after February 1, 2016, unless otherwise noted.

Webcast Information
Rent-A-Center, Inc. will host a conference call to discuss the fourth quarter results, guidance and other operational matters on Tuesday morning, February 2, 2016, at 8:30 a.m. ET. For a live webcast of the call, visit http://investor.rentacenter.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website.

About Rent-A-Center, Inc.
A rent-to-own industry leader, Plano, TX-based, Rent-A-Center, Inc., is focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable products such as consumer electronics, appliances, computers, furniture and accessories, and smartphones, under flexible rental purchase agreements with no long-term obligation. The Company owns and operates approximately 2,815 stores in the United States, Mexico, Canada and Puerto Rico, and approximately 1,975 Acceptance Now locations in the United States and Puerto Rico. Rent-A-Center Franchising International, Inc., a wholly owned subsidiary of the Company, is a national franchiser of approximately 225 rent-to-own stores operating under the trade names of "Rent-A-Center", "ColorTyme", and "RimTyme". For additional information about the Company, please visit our website at www.rentacenter.com.
Forward Looking Statement
This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "could," "estimate," "should," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. The Company believes that the expectations reflected in such forward-looking statements are accurate. However, there can be no assurance that such expectations will occur. The Company's actual future performance could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: the general strength of the economy and other economic conditions affecting consumer preferences and spending; factors affecting the disposable income available to the Company's current and potential customers; changes in the unemployment rate; difficulties encountered in improving the financial and operational performance of our business segments; failure to manage the Company's store labor and other store expenses; the Company’s ability to develop and successfully execute strategic initiatives; the Company's ability to successfully implement its new store information management system; the Company’s ability to successfully market smartphones and related services to its customers; the Company's ability to develop and successfully implement virtual or e-commerce capabilities; failure to achieve the anticipated profitability enhancements from the changes to the 90 day option pricing program and the development of dedicated commercial sales capabilities; disruptions in our supply chain; limitations of, or disruptions in, our distribution network; rapid inflation or deflation in the prices of the Company's products; the Company's ability to execute and the effectiveness of a store consolidation, including the Company's ability to retain the revenue from customer accounts merged into another store location as a result of a store consolidation; the Company's available cash flow; the Company's ability to identify and successfully market products and services that appeal to its customer demographic; consumer preferences and perceptions of the Company's brand;

uncertainties regarding the ability to open new locations; the Company's ability to acquire additional stores or customer accounts on favorable terms; the Company's ability to control costs and increase profitability; the Company's ability to retain the revenue associated with acquired customer accounts and enhance the performance of acquired stores; the Company's ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the rent-to-own industry; the Company's compliance with applicable statutes or regulations governing its transactions; changes in interest rates; adverse changes in the economic conditions of the industries, countries or markets that the Company serves; information technology and data security costs; the impact of any breaches in data security or other disturbances to the Company's information technology and other networks and the Company's ability to protect the integrity and security of individually identifiable data of its customers and employees; changes in the Company's stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company's effective tax rate; fluctuations in foreign currency exchange rates; the Company's ability to maintain an effective system of internal controls; the resolution of the Company's litigation; and the other risks detailed from time to time in the Company's SEC reports, including but not limited to, its annual report on Form 10-K for the year ended December 31, 2014, its quarterly report on Form 10-Q for the quarter ended March 31, 2015, its quarterly report on Form 10-Q for the quarter ended June 30, 2015, and its quarterly report on Form 10-Q for the quarter ended September 30, 2015. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contact for Rent-A-Center, Inc.:
Maureen Short
Senior Vice President - Finance, Investor Relations and Treasury
(972) 801-1899
maureen.short@rentacenter.com

Rent-A-Center, Inc. and Subsidiaries
STATEMENT OF EARNINGS HIGHLIGHTS - UNAUDITED

Table 4	Three Months Ended December 31,
	2015		2015	2014		2014
(In thousands, except per share data)	Before		After	Before		After
	Special Items		Special Items	Special Items		Special Items
	(Non-GAAP		(GAAP	(Non-GAAP		(GAAP
	Earnings)		Earnings)	Earnings)		Earnings)
Total Revenues	$793,833		$793,833	$797,124	(2)	$796,534
Operating Profit (Loss)	53,459	(1)	(1,120,752)	50,634	(2)	47,694
Net Earnings (Loss)	28,469	(1)	(912,981)	27,011	(2)	25,550
Diluted Earnings (Loss) per Common Share	$0.54	(1)	$(17.20)	$0.51	(2)	$0.48
Adjusted EBITDA	$74,039		$74,039	$73,370		$73,370

Reconciliation to Adjusted EBITDA:

Earnings (Loss) Before Income Taxes	$41,453	(1)	$(1,132,758)	$38,235	(2)	$35,295
Add back:
Revenue adjustment	—		—	—		590
Other charges and (credits)	—		—	—		236
Goodwill impairment charge	—		1,170,000	—		—
Other charges	—		4,211	—		2,114
Interest expense, net	12,006		12,006	12,399		12,399
Depreciation, amortization and write-down of intangibles	20,580		20,580	22,736		22,736
Adjusted EBITDA	$74,039		$74,039	$73,370		$73,370
(1) Excludes the effects of a $1,170.0 million pre-tax goodwill impairment charge in the Core U.S. segment, a $2.2 million pre-tax loss on the sale of Core U.S. stores and a $2.0 million pre-tax restructuring charge. These charges reduced net loss and diluted loss per share for the three months ended December 31, 2015, by approximately $941.5 million and $17.74, respectively. Net loss also excludes $4.6 million of discrete income tax adjustments to reserves that reduced diluted earnings per share by $0.09.
(2) Excludes the effects of a $1.8 million pre-tax loss on the sale of stores in the Core U.S. segment, a $0.2 million pre-tax vendor settlement charge, $0.3 million of pre-tax restructuring charges and a $0.6 million pre-tax reduction of revenue due to consumer refunds as a result of an operating system programming error. These charges reduced net earnings and net diluted earnings per share for the three months ended December 31, 2014, by approximately $2.1 million and $0.04, respectively. Net earnings also excludes $0.7 million of discrete income tax adjustments to reserves that increased diluted earnings per share by $0.01.

Table 5	Twelve Months Ended December 31,
	2015		2015	2014		2014

(In thousands, except per share data)	Before		After	Before		After
	Special Items		Special Items	Special Items		Special Items
	(Non-GAAP		(GAAP	(Non-GAAP		(GAAP
	Earnings)		Earnings)	Earnings)		Earnings)
Total Revenues	$3,278,420		$3,278,420	$3,158,386	(4)	$3,157,796
Operating Profit (Loss)	217,461	(3)	(1,007,888)	201,450	(4)	193,462
Net Earnings (Loss)	107,427	(3)	(866,628)	104,014	(4)	96,422
Diluted Earnings (Loss) per Common Share	$2.03	(3)	$(16.34)	$1.96	(4)	$1.81
Adjusted EBITDA	$298,181		$298,181	$284,618		$284,618

Reconciliation to Adjusted EBITDA:

Earnings (Loss) Before Income Taxes	$168,769	(3)	$(1,056,580)	$154,554	(4)	$142,353
Add back (subtract):
Revenue adjustment	—		—	—		590
Other charges and (credits)	—		34,698	—		(6,836)
Goodwill impairment charge	—		1,170,000	—		—
Other charges	—		20,651	—		14,234
Finance charges from refinancing	—		—	—		4,213
Interest expense, net	48,692		48,692	46,896		46,896
Depreciation, amortization and write-down of intangibles	80,720		80,720	83,168		83,168
Adjusted EBITDA	$298,181		$298,181	$284,618		$284,618
(3) Excludes the effects of a $1,170.0 million pre-tax goodwill impairment charge in the Core U.S. segment, a $34.7 million pre-tax write-down of smartphones, a $7.5 million pre-tax loss on the sale of Core U.S. and Canada stores, a $7.2 million pre-tax charge related to the closure of Core U.S. and Mexico stores, $2.8 million of pre-tax charges for start-up and warehouse closure expenses related to our sourcing and distribution initiative, a $2.0 million pre-tax restructuring charge and $1.1 million of losses for other store sales and closures. These charges reduced net loss and net diluted loss per share for the twelve months ended December 31, 2015, by approximately $968.0 million and $18.26, respectively. Net loss also excludes $6.0 million of discrete income tax adjustments to reserves that reduced diluted earnings per share by $0.11.
(4) Excludes the effects of a $6.8 million pre-tax vendor settlement credit, $7.9 million of pre-tax restructuring charges, a $4.6 million pre-tax impairment charge, a $1.8 million pre-tax loss on the sale of stores in the Core U.S. segment, a $0.6 million pre-tax reduction of revenue due to consumer refunds as a result of an operating system programming error and a $4.2 million pre-tax refinancing charge. These charges reduced net earnings and diluted earnings per share for the twelve months ended December 31, 2014, by approximately $7.6 million and $0.15, respectively. Net earnings also excludes $0.7 million of discrete income tax adjustments to reserves that increased diluted earnings per share by $0.01.

SELECTED BALANCE SHEET HIGHLIGHTS - UNAUDITED

Table 6	December 31,
	2015	2014
(In thousands)
Cash and Cash Equivalents	$60,363	$46,126
Receivables, net	69,320	65,492
Prepaid Expenses and Other Assets	171,347	206,150
Rental Merchandise, net
On Rent	907,625	960,414
Held for Rent	228,847	277,442
Goodwill	206,122	1,370,459
Total Assets	$1,987,008	$3,271,197

Senior Debt	$425,633	$492,813
Senior Notes	542,740	550,000
Total Liabilities	1,516,526	1,881,802
Stockholders' Equity	$470,482	$1,389,395

Rent-A-Center, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

Table 7	Three Months Ended December 31,				Year Ended December 31,
	2015		2014		2015		2014
(In thousands, except per share data)
Revenues
Store
Rentals and fees	$682,397		$697,550	(4)	$2,781,315		$2,745,828	(4)
Merchandise sales	76,742		63,900		377,240		290,048
Installment sales	22,038		22,236		76,238		75,889
Other	4,527		5,573		19,158		19,949
Total store revenues	785,704		789,259		3,253,951		3,131,714
Franchise
Merchandise sales	5,555		5,591		15,577		19,236
Royalty income and fees	2,574		1,684		8,892		6,846
Total revenues	793,833		796,534		3,278,420		3,157,796
Cost of revenues
Store
Cost of rentals and fees	180,088		180,738		728,706		704,595
Cost of merchandise sold	74,568		57,221		356,696		231,520
Cost of installment sales	7,552		8,056		25,677		26,084
Total cost of store revenues	262,208		246,015		1,111,079		962,199
Other charges and (credits)	—		236		34,698	(6)	(6,836)	(9)
Franchise cost of merchandise sold	5,250		5,252		14,534		18,070
Total cost of revenues	267,458		251,503		1,160,311		973,433
Gross profit	526,375		545,031		2,118,109		2,184,363
Operating expenses
Store expenses
Labor	211,198		222,099		854,610		888,929
Other store expenses	202,499		212,904		833,914		842,254
General and administrative expenses	38,639		37,484		166,102		162,316
Depreciation, amortization and write-down of intangibles	20,580		22,736		80,720		83,168
Goodwill impairment charge	1,170,000	(1)	—		1,170,000	(1)	—
Other charges	4,211	(2)	2,114	(5)	20,651	(7)	14,234	(10)
Total operating expenses	1,647,127		497,337		3,125,997		1,990,901
Operating profit (loss)	(1,120,752)		47,694		(1,007,888)		193,462
Finance charges from refinancing	—		—		—		4,213
Interest expense	12,115		12,665		49,326		47,843
Interest income	(109)		(266)		(634)		(947)
Earnings (loss) before income taxes	(1,132,758)		35,295		(1,056,580)		142,353
Income tax expense (benefit)	(219,777)	(3)	9,745		(189,952)	(8)	45,931
NET EARNINGS (LOSS)	$(912,981)		$25,550		$(866,628)		$96,422
Basic weighted average shares	53,069		52,917		53,050		52,850
Basic earnings (loss) per common share	$(17.20)		$0.48		$(16.34)		$1.82
Diluted weighted average shares	53,069		53,294		53,050		53,126
Diluted earnings (loss) per common share	$(17.20)		$0.48		$(16.34)		$1.81

(1) Includes a $1,170.0 million goodwill impairment charge in the Core U.S. segment.
(2) Includes a $2.2 million loss on the sale of Core U.S. stores and a $2.0 million restructuring charge.
(3) Includes $4.6 million of discrete adjustments to income tax reserves.
(4) Includes a $0.6 million reduction of revenue due to consumer refunds as a result of an operating system programming error.
(5) Includes a $1.8 million loss on the sale of stores in the Core U.S. segment and $0.3 million of restructuring charges.
(6) Includes a $34.7 million write-down of smartphones.
(7) Includes a $7.5 million loss on the sale of Core U.S. and Canada stores, a $7.2 million charge related to the closure of Core U.S. and Mexico stores, $2.8 million of charges for start-up and warehouse closure expenses related to our sourcing and distribution initiative, a $2.0 million restructuring charge and $1.1 million of losses for other store sales and closures .
(8) Includes $6.0 million of discrete adjustments to income tax reserves.
(9) Includes a $6.8 million vendor settlement credit.
(10)Includes $7.9 million of restructuring charges, a $4.6 million impairment charge and a $1.8 million loss on the sale of stores in the Core U.S. segment.

Rent-A-Center, Inc. and Subsidiaries

SEGMENT INFORMATION HIGHLIGHTS - UNAUDITED

Table 8	Three Months Ended December 31,			Year Ended December 31,
	2015	2014		2015	2014
Revenues
Core U.S.	$573,768	$600,515		$2,371,823	$2,414,659
Acceptance Now	196,932	169,188	(1)	818,325	644,853	(1)
Mexico	15,004	19,556		63,803	72,202
Franchising	8,129	7,275		24,469	26,082
Total revenues	$793,833	$796,534		$3,278,420	$3,157,796
(1) Includes a $0.6 million reduction of revenue due to consumer refunds as a result of an operating system programming error.

Table 9	Three Months Ended December 31,			Year Ended December 31,
	2015	2014		2015		2014
Gross profit
Core U.S.	$407,876	$432,294		$1,644,840	(3)	$1,753,269	(4)
Acceptance Now	105,787	97,375	(2)	420,980		372,012	(2)
Mexico	9,833	13,339		42,354		51,070
Franchising	2,879	2,023		9,935		8,012
Total gross profit	$526,375	$545,031		$2,118,109		$2,184,363
(2) Includes a $0.6 million reduction of revenue due to consumer refunds as a result of an operating system programming error.
(3) Includes a $34.7 million write-down of smartphones.
(4) Includes a $6.8 million vendor settlement credit.

Table 10	Three Months Ended December 31,				Year Ended December 31,
	2015		2014		2015		2014
Operating profit (loss)
Core U.S.	$(1,109,418)	(5)	$67,864	(7)	$(959,447)	(9)	$264,967	(11)
Acceptance Now	28,842		26,203	(8)	123,971		112,918	(8)
Mexico	(1,157)		(5,033)		(14,149)	(10)	(21,961)
Franchising	1,789		1,104		5,793		3,295
Total segment operating profit (loss)	(1,079,944)		90,138		(843,832)		359,219
Corporate	(40,808)	(6)	(42,444)		(164,056)	(6)	(165,757)	(12)
Total operating profit (loss)	$(1,120,752)		$47,694		$(1,007,888)		$193,462
(5) Includes a $1,170.0 million goodwill impairment charge and a $2.2 million loss on the sale of Core U.S. stores.
(6) Includes a $2.0 million restructuring charge.
(7) Includes a $1.8 million loss on the sale of stores and $0.3 million of restructuring charges.
(8) Includes a $0.6 million reduction of revenue due to consumer refunds as a result of an operating system programming error.
(9) Includes a $1,170.0 million goodwill impairment charge, a $7.5 million loss on the sale of Core U.S. and Canada stores, a $4.2 million charge related to the closure of Core U.S. stores, $2.8 million of charges for start-up and warehouse closure expenses related to our sourcing and distribution initiative and $1.1 million of losses for other store sales and closures.
(10)Includes a $3.0 million charge related to the closure of stores.
(11)Includes a $6.8 million vendor settlement credit, a $4.9 million restructuring charge, a $1.8 million loss on the sale of stores and a $0.6 million reduction of revenue due to consumer refunds as a result of an operating system programming error.
(12)Includes a $4.6 million impairment charge and a $2.8 million restructuring charge.

Table 11	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Depreciation, amortization and write-down of intangibles
Core U.S.	$11,560	$15,317	$49,137	$57,324
Acceptance Now	946	897	3,334	2,917
Mexico	1,109	1,641	5,160	6,683
Franchising	45	49	185	184
Total segments	13,660	17,904	57,816	67,108
Corporate	6,920	4,832	22,904	16,060
Total depreciation, amortization and write-down of intangibles	$20,580	$22,736	$80,720	$83,168
During the fourth quarter of 2015, we recorded a goodwill impairment charge of $1,170.0 million in the Core U.S. segment, not included in the table above.

Table 12	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Capital expenditures
Core U.S.	$11,408	$7,900	$23,805	$31,228
Acceptance Now	724	1,302	2,473	3,833
Mexico	70	238	204	4,164
Franchising	—	—	—	—
Total segments	12,202	9,440	26,482	39,225
Corporate	7,543	12,612	54,388	44,560
Total capital expenditures	$19,745	$22,052	$80,870	$83,785

Table 13	On Rent at December 31,		Held for Rent at December 31,
	2015	2014	2015	2014

Rental merchandise, net
Core U.S.	$540,004	$593,945	$215,327	$264,211
Acceptance Now	350,046	345,703	5,000	4,897
Mexico	17,575	20,766	8,520	8,334
Total rental merchandise, net	$907,625	$960,414	$228,847	$277,442

Table 14	December 31,
	2015	2014
Assets
Core U.S.	$1,240,593	$2,519,770
Acceptance Now	426,827	420,660
Mexico	38,898	59,841
Franchising	2,723	2,604
Total segments	1,709,041	3,002,875
Corporate	277,967	268,322
Total assets	$1,987,008	$3,271,197

Rent-A-Center, Inc. and Subsidiaries

LOCATION ACTIVITY - UNAUDITED

Table 15	Three Months Ended December 31, 2015
	Core U.S.	Acceptance Now Staffed	Acceptance Now Direct	Mexico	Franchising	Total
Locations at beginning of period	2,697	1,468	223	143	207	4,738
New location openings	—	30	286	—	3	319
Acquired locations remaining open	—	—	—	—	—	—
Conversions	(18)	(25)	25	—	18	—
Closed locations
Merged with existing locations	2	29	—	—	—	31
Sold or closed with no surviving location	5	—	2	—	1	8
Locations at end of period	2,672	1,444	532	143	227	5,018
Acquired locations closed and accounts merged with existing locations	6	—	—	—	—	6

Table 16	Three Months Ended December 31, 2014
	Core U.S.	Acceptance Now Staffed	Acceptance Now Direct	Mexico	Franchising	Total
Locations at beginning of period	2,841	1,359	—	176	188	4,564
New location openings	—	69	—	1	7	77
Acquired locations remaining open	4	—	—	—	—	4
Conversions	—	—	—	—	—	—
Closed locations
Merged with existing locations	—	22	—	—	—	22
Sold or closed with no surviving location	21	—	—	—	8	29
Locations at end of period	2,824	1,406	—	177	187	4,594
Acquired locations closed and accounts merged with existing locations	6	—	—	—	—	6

Table 17	Year Ended December 31, 2015
	Core U.S.	Acceptance Now Staffed	Acceptance Now Direct	Mexico	Franchising	Total
Locations at beginning of period	2,824	1,406	—	177	187	4,594
New location openings	—	161	505	—	11	677
Acquired locations remaining open	5	—	—	—	—	5
Conversions	(40)	(29)	29	—	40	—
Closed locations
Merged with existing locations	83	94	—	34	—	211
Sold or closed with no surviving location	34	—	2	—	11	47
Locations at end of period	2,672	1,444	532	143	227	5,018
Acquired locations closed and accounts merged with existing locations	34	—	—	—	—	34

Table 18	Year Ended December 31, 2014
	Core U.S.	Acceptance Now Staffed	Acceptance Now Direct	Mexico	Franchising	Total
Locations at beginning of period	3,010	1,325	—	151	179	4,665
New location openings	10	209	—	31	30	280
Acquired locations remaining open	6	—	—	—	—	6
Closed locations
Merged with existing locations	163	127	—	5	—	295
Sold or closed with no surviving location	39	1	—	—	22	62
Locations at end of period	2,824	1,406	—	177	187	4,594
Acquired locations closed and accounts merged with existing locations	13	—	—	—	—	13